Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com

PREIT Reports Strong Third Quarter 2015 Results Highlighted by 4.0% Same Store NOI Growth and Sale of 8th Non-Core Mall

3.4% year-to-date Same Store NOI growth
9.2% renewal spreads
11.5% Portfolio sales growth to $428 psf
Sold Voorhees Town Center
$2.4 million in annual interest expense savings from refinancings
Same Store NOI Guidance range narrowed to 2.0-2.7%

Philadelphia, PA, October 27, 2015 - PREIT (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2015.

•	Comparable store sales across the portfolio continued to climb to $428 per square foot, an 11.5% improvement over last year, driven by premier assets which registered $572 per square foot.

•	Same Store NOI improved by 4.0% for the quarter ended September 30, 2015 as compared to the prior year period; Same Store NOI excluding lease terminations improved by 2.2% for the same period.

•	Same Store NOI improved by 3.4% for the nine months ended September 30, 2015 as compared to the prior year period; Same Store NOI excluding lease terminations improved by 2.7% for the same period.

•
2015 debt maturities satisfied with completion of financings on Willow Grove Park and Springfield Mall, which generated proceeds of approximately $38.1 million, and will reduce annual interest expense by $2.4 million.

•	Average gross rent at Same Store mall properties increased 5.8% since September 30, 2014.

•	Disposition of Voorhees Town Center for $13.4 million, net of credits issued to the buyer, marks 8th mall sold as part of PREIT’s overall portfolio improvement strategy.

“This quarter marks a turning point for PREIT with strong renewal rent spreads and Same Store NOI improvement coupled with impressive sales growth. The execution of our strategic remerchandising, anchor risk mitigation and dispositions efforts are clearly yielding positive results,” said Joseph F. Coradino, Chief Executive Officer. “We have claimed a unique position within the mall REIT universe and, while we have a distance to go, our path is clear and there is a bright light in our future.”

The following tables set forth information regarding Funds From Operations (“FFO”) and FFO, as adjusted for the quarter and nine months ended September 30, 2015:

Exhibit 99.1
PREIT / 2

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2015	2014	2015	2014
FFO attributable to common shareholders and OP unit holders	$37.7	$34.3	$91.4	$87.4
Mortgage prepayment penalty and accelerated amortization of deferred financing costs	—	—	1.1	—
Acquisition costs	—	0.4	3.5	2.5
Provision for employee separation expense	0.1	0.1	0.1	5.0
Loss on hedge ineffectiveness	—	0.1	0.5	1.4
FFO attributable to common shareholders and OP unit holders, as adjusted	$37.9	$35.0	$96.6	$96.3

	Quarter Ended September 30,		Nine Months Ended September 30,
Per Diluted Share and OP Unit	2015	2014	2015	2014
FFO attributable to common shareholders and OP unit holders	$0.49	$0.48	$1.21	$1.23

FFO attributable to common shareholders and OP unit holders, as adjusted	$0.49	$0.48	$1.28	$1.36

The following tables set forth information regarding net loss and net loss per diluted share for the quarter and nine months ended September 30, 2015:

	Quarter Ended September 30,		Nine Months Ended June 30,
(In millions, except per share amounts)	2015	2014	2014	2013
Net loss attributable to PREIT common shareholders	$(36.3)	$(4.8)	$(88.7)	$(44.2)
Net loss per diluted share	$(0.53)	$(0.07)	$(1.29)	$(0.65)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended September 30, 2015:

•	Same store NOI increased by $2.5 million to $64.5 million primarily due to increases in rent and lease terminations. Non Same Store NOI increased $0.4 million.

•	FFO, as adjusted, for the quarter was $0.49 per share. Dilution from assets sold in 2014 was approximately $0.04 per share.

•
Impairment of assets of $51.4 million was recognized on Voorhees Town Center and Lycoming Mall in the quarter ended September 30, 2015 as compared to $2.3 million recognized on Nittany and North Hanover Malls in the quarter ended September 30, 2014.

•	Gain on sales of interests in real estate was $12.4 million, compared to a loss of $0.5 million on sales in the quarter ended September 30, 2014.

•	Net loss attributable to PREIT common shareholders was $36.3 million, or $0.53 per share compared to $4.8 million, or $0.07 per share for the quarter ended September 30, 2014.

Exhibit 99.1
PREIT / 3

Primary Factors Affecting Financial Results for the Nine Months Ended September 30, 2015:

•
Same Store NOI increased $6.1 million or 3.4% (Same Store NOI excluding lease terminations increased $4.8 million or 2.7%). Operating results for the nine months ended September 30, 2015 were driven by increases in rent, lease terminations and improvements in CAM and utility margins partially offset by tenant bankruptcies.

•
Non Same Store NOI decreased $6.0 million primarily due to properties sold in 2015 and 2014, and the July 2014 sale of a 50% partnership interest in The Gallery. Non Same Store NOI was further impacted by de-tenanting of The Gallery in advance of the pending redevelopment of the property and losses incurred from bankrupt tenants, partially offset by the inclusion of results from Springfield Town Center, effective March 31, 2015.

•	Activist shareholder defense costs were $1.5 million for the nine months ended September 30, 2015.

•	FFO, as adjusted, for the nine months ended September 30, 2015 was $1.28 per share, compared to $1.36 in the prior year. Dilution from assets sold in 2014 was approximately $0.13 per share.

•
Impairment of assets of $86.3 million was recognized on Voorhees Town Center, Lycoming, Uniontown, Gadsden, New River Valley and Wiregrass Commons Malls for the nine months ended September 30, 2015 as compared to $19.7 million recognized on Nittany, North Hanover and South Malls in the nine months ended September 30, 2014.

•	Net loss attributable to PREIT common shareholders was $88.7 million, or $1.29 per share, compared to $44.2 million, or $0.65 per share, for the nine months ended September 30, 2014.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses. All per share amounts for the quarter and nine months ended September 30, 2015 include the weighted average effect of the 6.25 million OP Units issued in connection with the acquisition of Springfield Town Center.

Financing Activities
In September 2015, we entered into a $170.0 million mortgage loan secured by Willow Grove Park in Willow Grove, Pennsylvania. The mortgage loan has a fixed annual interest rate of 3.88% and a 10 year term. Proceeds were used to repay the existing $133.5 million mortgage loan plus accrued interest and for general corporate purposes.

In September 2015, the unconsolidated partnership that owns Springfield Mall in Springfield, Pennsylvania entered into a $65.0 million mortgage loan with a fixed interest rate of 4.45% and a 10 year term. The proceeds were used to repay the existing $61.8 million mortgage loan plus accrued interest.

Asset Dispositions

In August 2015, the sale of Uniontown Mall was completed for $23.0 million.

The sale of Voorhees Town Center was completed on October 27, 2015 for $13.4 million, net of credits issued to the buyer.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

Exhibit 99.1
PREIT / 4

	Rolling Twelve Months Ended:
	September 30, 2015	September 30, 2014
Portfolio Sales per square foot (1)	$428	$384
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	September 30, 2015	September 30, 2014
Same Store Malls:
Total including anchors	94.6%	95.4%
Total excluding anchors	92.3%	92.1%
Portfolio Total Occupancy:
Total including anchors	94%	95.5%
Total excluding anchors	91.5%	92.3%

A reconciliation of portfolio Sales per square foot can be found below:

9/30/14 Sales	$384
Asset Sales	$7
Troubled tenants closing	$11
Organic Sales growth	$26
9/30/15 Sales	$428

2015 Outlook

The Company has revised its previous estimates of FFO per share for the year ending December 31, 2015 to give effect to the $0.03 per share dilution from its sale of Voorhees Town Center ($0.005 per share) and anticipated employee separation costs ($0.025 per share) incurred in the fourth quarter.  The Company has also revised its estimate of net loss attributable to PREIT common shareholders to account for the impairment charges recorded in the third quarter of 2015 and other factors.

Estimates Per Diluted Share	Lower End	Upper End
FFO attributable to common shareholders and OP unit holders	$1.74	$1.79
Acquisition costs, employee separation expenses, mortgage prepayment penalty, accelerated amortization of deferred financing costs and hedge ineffectiveness	0.09	0.09
FFO attributable to common shareholders and OP unit holders, as adjusted	1.83	1.88
Impairment of assets	(1.13)	(1.13)
Gain on sale of interests in real estate	0.16	0.16
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.09)	(2.08)
Net loss attributable to PREIT common shareholders	$(1.23)	$(1.17)

Exhibit 99.1
PREIT / 5

Our 2015 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	2015 Same Store NOI growth of 2.0% to 2.7%, and

•	No other material property dispositions to close in 2015.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
October 28, 2015, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through November 11, 2015 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10065876. The online archive of the webcast will also be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

PREIT (NYSE:PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pennsylvania, the company owns and operates over 27 million square feet of retail space in the eastern half of the United States with concentration in the Mid-Atlantic region’s top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on balance sheet strength, high-quality merchandising and disciplined capital expenditures. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other

Exhibit 99.1
PREIT / 6

REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2015 and 2014, respectively, to show the effect of acquisition costs, provision for employee separation expense, mortgage prepayment penalty and accelerated amortization of financing costs and loss on hedge ineffectiveness, which had a significant effect on our results of operations in certain periods, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash

Exhibit 99.1
PREIT / 7

distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal  securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility and our Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; the effects of online shopping and other uses of technology on our retail tenants; risks relating to development and redevelopment activities; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants; concentration of

Exhibit 99.1
PREIT / 8

our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances.  Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$68,378	$66,908	$200,069	$209,896
Expense reimbursements	31,790	31,057	93,840	96,287
Percentage rent	866	542	1,712	1,455
Lease termination revenue	1,431	644	1,898	898
Other real estate revenue	2,355	2,638	6,967	8,005
Total real estate revenue	104,820	101,789	304,486	316,541
Other income	2,216	3,348	4,300	4,807
Total revenue	107,036	105,137	308,786	321,348
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(33,004)	(33,092)	(100,073)	(107,723)
Utilities	(5,311)	(5,520)	(15,419)	(19,571)
Other property operating expenses	(4,428)	(4,315)	(12,416)	(11,713)
Total property operating expenses	(42,743)	(42,927)	(127,908)	(139,007)
Depreciation and amortization	(36,108)	(34,240)	(105,938)	(107,610)
General and administrative expenses	(7,554)	(8,373)	(25,624)	(26,224)
Provision for employee separation expense	(136)	(85)	(136)	(4,961)
Acquisition costs and other expenses	(427)	(723)	(5,696)	(3,329)
Total operating expenses	(86,968)	(86,348)	(265,302)	(281,131)
Interest expense, net	(19,668)	(20,071)	(60,939)	(61,792)
Impairment of assets	(51,412)	(2,297)	(86,319)	(19,695)
Total expenses	(158,048)	(108,716)	(412,560)	(362,618)
Loss before equity in income of partnerships and gain on sale of non operating real estate	(51,012)	(3,579)	(103,774)	(41,270)
Equity in income of partnerships	2,385	3,206	6,499	8,392
Gain (loss) on sale of interest in real estate	12,386	(513)	12,386	(414)
Gain on sale of interests in non operating real estate	—	—	43	—
Net loss	(36,241)	(886)	(84,846)	(33,292)
Less: net loss attributed to noncontrolling interest	3,901	27	8,073	1,004
Net loss attributable to PREIT	(32,340)	(859)	(76,773)	(32,288)
Less: preferred share dividends	(3,962)	(3,962)	(11,886)	(11,886)
Net loss income attributable to PREIT common shareholders	$(36,302)	$(4,821)	$(88,659)	$(44,174)
Basic and diluted net loss per share - PREIT (1)	$(0.53)	$(0.07)	$(1.29)	$(0.65)
Weighted average number of shares outstanding for diluted EPS	68,807	68,331	68,710	68,172
 (1)For the three and nine month periods ended September 30, 2015 and 2014, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
(In thousands)
Comprehensive loss:
Net loss	$(36,241)	$(886)	$(84,846)	$(33,292)
Unrealized (loss) gain on derivatives	(2,817)	2,127	(3,663)	(975)
Amortization of losses of settled swaps, net of gains	202	383	1,212	2,221
Total comprehensive loss	(38,856)	1,624	(87,297)	(32,046)
Less: Comprehensive loss attributable to noncontrolling interest	4,184	(85)	8,337	967
Comprehensive loss attributable to PREIT	$(34,672)	$1,539	$(78,960)	$(31,079)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$104,820	$12,036	$116,856	$101,789	$12,763	$114,552
Property operating expenses	(42,743)	(3,930)	(46,673)	(42,927)	(4,299)	(47,226)
NET OPERATING INCOME	62,077	8,106	70,183	58,862	8,464	67,326
General and administrative expenses	(7,554)	—	(7,554)	(8,373)	—	(8,373)
Provision for employee separation expense	(136)	—	(136)	(85)	—	(85)
Other income	2,216	—	2,216	3,348	—	3,348
Acquisition costs and other expenses	(427)	(21)	(448)	(723)	(20)	(743)
Interest expense, net	(19,668)	(2,558)	(22,226)	(20,071)	(2,734)	(22,805)
Depreciation of non real estate assets	(378)	—	(378)	(363)	—	(363)
Gain on sale of interest in non operating real estate	—	—	—	—	—	—
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	32,168	5,527	37,695	28,633	5,710	34,343
Depreciation of real estate assets	(35,730)	(3,142)	(38,872)	(33,877)	(2,504)	(36,381)
Equity in income of partnerships	2,385	(2,385)	—	3,206	(3,206)	—
Impairment of assets	(51,412)	—	(51,412)	(2,297)	—	(2,297)
Gain (loss) on sale of interests in real estate	12,386	—	12,386	(513)	—	(513)
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net loss	$(36,241)	$—	$(36,241)	$(886)	$—	$(886)
(1)Total includes the non-cash effect of straight-line rent of $806 and $344 for the quarters ended September 30, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,807			68,331
Weighted average effect of full conversion of OP Units			8,345			2,129
Effect of common share equivalents			352			672
Total weighted average shares outstanding, including OP Units			77,504			71,132
FUNDS FROM OPERATIONS			$37,695			$34,343
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			41			—
Acquisition costs			2			429
Loss on hedge ineffectiveness			—			117
Provision for employee separation expense			136			85
FUNDS FROM OPERATIONS, AS ADJUSTED			$37,874			$34,974
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.49			$0.48
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT, AS ADJUSTED			$0.49			$0.49

SAME STORE RECONCILIATION	Quarter Ended September 30,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$106,097	$103,209	$10,759	$11,343	$116,856	$114,552
Property operating expenses	(41,562)	(41,141)	(5,111)	(6,085)	(46,673)	(47,226)
NET OPERATING INCOME (NOI)	$64,535	$62,068	$5,648	$5,258	$70,183	$67,326
Less: Lease termination revenue	1,386	252	94	392	1,480	644
NOI - EXCLUDING LEASE TERMINATION REVENUE	$63,149	$61,816	$5,554	$4,866	$68,703	$66,682

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$304,486	$37,292	$341,778	$316,541	$33,359	$349,900
Property operating expenses	(127,908)	(13,602)	(141,510)	(139,007)	(10,696)	(149,703)
NET OPERATING INCOME	176,578	23,690	200,268	177,534	22,663	200,197
General and administrative expenses	(25,624)	—	(25,624)	(26,224)	—	(26,224)
Provision for employee separation expense	(136)	—	(136)	(4,961)	—	(4,961)
Other income	4,300	—	4,300	4,807	—	4,807
Acquisition costs and other expenses	(5,696)	(62)	(5,758)	(3,329)	(20)	(3,349)
Interest expense, net	(60,939)	(7,764)	(68,703)	(61,792)	(8,182)	(69,974)
Depreciation of non real estate assets	(1,136)	—	(1,136)	(1,174)	—	(1,174)
Gain on sale of interest in non operating real estate	43	—	43	—	—	—
Preferred share dividends	(11,886)	—	(11,886)	(11,886)	—	(11,886)
FUNDS FROM OPERATIONS	75,504	15,864	91,368	72,975	14,461	87,436
Depreciation of real estate assets	(104,802)	(9,365)	(114,167)	(106,436)	(6,069)	(112,505)
Equity in income of partnerships	6,499	(6,499)	—	8,392	(8,392)	—
Gain on sale of interests in real estate	12,386	—	12,386	(414)	—	(414)
Impairment of assets	(86,319)	—	(86,319)	(19,695)	—	(19,695)
Preferred share dividends	11,886	—	11,886	11,886	—	11,886
Net loss	$(84,846)	$—	$(84,846)	$(33,292)	$—	$(33,292)
(1)Total includes the non-cash effect of straight-line rent of $1,764 and $1,207 for the nine months ended September 30, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,710			68,172
Weighted average effect of full conversion of OP Units			6,320			2,129
Effect of common share equivalents			423			596
Total weighted average shares outstanding, including OP Units			75,453			70,897
FUNDS FROM OPERATIONS			$91,368			$87,436
Mortgage prepayment penalty and accelerated amortization of deferred financing costs			1,071			—
Acquisition costs			3,470			2,514
Loss on hedge ineffectiveness			512			1,354
Provision for employee separation expense			136			4,961
FUNDS FROM OPERATIONS AS ADJUSTED			$96,557			$96,265
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$1.21			$1.23
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$1.28			$1.36

SAME STORE RECONCILIATION	Nine months ended September 30,
	Same Store		Non-Same Store		Total
(In thousands)	2015	2014	2015	2014	2015	2014
Real estate revenue	$311,612	$307,076	$30,166	$42,824	$341,778	$349,900
Property operating expenses	(125,415)	(126,931)	(16,095)	(22,772)	(141,510)	(149,703)
NET OPERATING INCOME (NOI)	$186,197	$180,145	$14,071	$20,052	$200,268	$200,197
Less: Lease termination revenue	1,804	517	157	393	1,961	910
NOI - EXCLUDING LEASE TERMINATION REVENUE	$184,393	$179,628	$13,914	$19,659	$198,307	$199,287

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	September 30, 2015	December 31, 2014
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,467,158	$3,216,231
Construction in progress	131,924	60,452
Land held for development	8,424	8,721
Total investments in real estate	3,607,506	3,285,404
Accumulated depreciation	(1,071,477)	(1,061,051)
Net investments in real estate	2,536,029	2,224,353
INVESTMENTS IN PARTNERSHIPS, at equity:	154,588	140,882
OTHER ASSETS:
Cash and cash equivalents	22,136	40,433
Tenant and other receivables (net of allowance for doubtful accounts of $10,857 and $11,929 at September 30, 2015 and December 31, 2014, respectively)	36,750	40,566
Intangible assets (net of accumulated amortization of $13,198 and $11,873 at September 30, 2015 and December 31, 2014, respectively)	23,372	6,452
Deferred costs and other assets, net	86,717	87,017
Assets held for sale	13,627	—
Total assets	$2,873,219	$2,539,703
LIABILITIES:
Mortgage loans payable	$1,392,270	$1,407,947
Term Loans	400,000	130,000
Revolving Facility	60,000	—
Tenants' deposits and deferred rent	15,731	15,541
Distributions in excess of partnership investments	64,238	65,956
Fair value of derivative liabilities	6,029	2,490
Liabilities on assets held for sale	1,895	—
Accrued expenses and other liabilities	89,738	73,032
Total liabilities	2,029,901	1,694,966
EQUITY:	843,318	844,737
Total liabilities and equity	$2,873,219	$2,539,703
# # #